UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	April 9, 2015

DARLING INGREDIENTS INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-13323	36-2495346
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

251 O’CONNOR RIDGE BLVD., SUITE 300, IRVING, TEXAS	75038
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(972) 717-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 13, 2015, Martin W. Griffin will retire from his position as the Company’s Executive Vice President - Chief Operations Officer, North America due to health concerns. Rick A. Elrod, the Company’s current Senior Vice President - Eastern Region, will assume the role of Executive Vice President - Dar Pro U.S.A. and will report to Randall C. Stuewe, the Company’s Chief Executive Officer. John Bullock, the Company’s current Executive Vice President - Chief Strategy Officer, will assume responsibilities for the Company’s North American specialty businesses in addition to his current role.

Mr. Elrod, age 55, has extensive experience in raw material procurement and plant operations, having served the Company in various managerial capacities since joining Griffin Industries in 1984. Most recently, he has served as the Company’s Senior Vice President - Eastern Region since 2011.

In recognition of his long and distinguished career with the Company, the Company’s Board of Directors has approved the accelerated vesting of all of Mr. Griffin’s remaining outstanding but unvested restricted stock awards.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARLING INGREDIENTS INC.

Date: April 13, 2015	By:	/s/ John F. Sterling
John F. Sterling
Executive Vice President and General Counsel

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